UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 27, 2015

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0543981
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

405 S. Main Street, Suite 700, Salt Lake City Utah  84111
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Changes in Control of Registrant.

On November 15, 2013, Sapinda Asia Limited and Mr. Lars Windhorst (collectively “Sapinda Asia”) filed a Schedule 13D/A reporting that it beneficially owned 46.2 percent of the outstanding voting securities of SecureAlert, Inc. (the “Company”).  The Company’s Board of Directors was verbally informed on February 26, 2015 by Sapinda Asia that it had increased its beneficial ownership to more than 50% of the outstanding voting securities of the Company.  Neither the specific percentage beneficial ownership now held by Sapinda Asia nor the transaction or transactions in which Sapinda Asia acquired its additional ownership interest was specified in the verbal notice provided by Sapinda Asia.  As of the date of this Current Report on Form 8-K, Sapinda Asia has not filed an amendment to its Schedule 13D with the Securities and Exchange Commission.

The Company will amend this Form 8-K promptly at such time as the Company is advised as to the date of the transaction or transactions resulting in the change of control, the basis of the control, including the percentage of voting securities of the Company now beneficially owned directly or indirectly by Sapinda Asia, the amount of consideration paid by Sapinda Asia and the source of funds used by Sapinda Asia to acquire beneficial ownership greater than 50% of the voting securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SecureAlert, Inc.

	By:	/s/ Guy Dubois
Dated: March 5, 2015		Chairman